Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: VIEW, INC., et al., Debtors.[1]	Chapter 11 Case No. 24-10692 (CTG) (Jointly Administered) Re: Docket Nos. 16 and 190

ORDER (I) APPROVING DISCLOSURE STATEMENT

AND (II) CONFIRMING SECOND AMENDED JOINT PREPACKAGED CHAPTER

11 PLAN OF REORGANIZATION OF VIEW, INC., AND ITS DEBTOR AFFILIATES

Upon the filing by View, Inc. (“View”) and the debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors”)2 of the Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization of View, Inc., and its Debtor Affiliates [Docket No. 190] (as amended, modified, or supplemented, the “Prepackaged Plan”), which is attached hereto as Exhibit A, and the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of View, Inc. and its Debtor Affiliates [Docket No. 16] (as amended, modified, or supplemented, the “Disclosure Statement”); and the Court having entered the Order (I) Scheduling Combined Hearing to Consider Approval of Disclosure Statement and Confirmation of Prepackaged Joint Plan, (II) Establishing the Prepackaged Plan and Disclosure Statement Objection Deadline and Related Procedures, (III) Approving the Solicitation Procedures and Form of Ballot, (IV) Approving the Form and Manner of Notice of the Combined Hearing,

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: View, Inc. (5065), View Operating Corporation (4899), and Iotium, Inc. (4600). The Debtors’ corporate headquarters is 6280 America Center Drive, Suite 200, San Jose, CA 95002.

[2]

Capitalized terms used in this Confirmation Order but not otherwise defined shall have the same meaning as in the Prepackaged Plan, Disclosure Statement or Scheduling Order, as applicable, unless the context otherwise requires.

Objection Deadline, and Notice of Commencement, (V) Approving Notice and Objection Procedures for the Assumption of Executory Contracts and Unexpired Leases, and (VI) Granting Related Relief [Docket No. 68] (the “Scheduling Order”); and upon the Notice of (I) Commencement of Prepackaged Chapter 11 Bankruptcy Cases, (II) Combined Hearing to Consider Approval of Disclosure Statement, Confirmation of Prepackaged Joint Plan of Reorganization, and Related Matters, (III) Objection Deadline and Related Procedures, and (III) Summary of the Prepackaged Plan [Docket No. 80] (the “Combined Hearing Notice”); and the Debtors having filed the plan supplement [Docket No. 137] and the second plan supplement [Docket No. 189] (as amended, modified or supplemented, the “Plan Supplement”), which included, among other things, certain of the other Confirmation Documents (as defined below); and the Debtors having filed the following:

i.	Declaration of Thomas King in Support of Chapter 11 Petitions and First Day Pleadings [Docket No. 19];

ii.	Affidavit of Service by Herb Baer of Kroll Restructuring Administration LLC [Docket No. 54]

iii.	Affidavit of Service of Solicitation Materials by Craig E. Johnson of Kroll Restructuring Administration LLC [Docket No. 90];

iv.	Certificate of Publication by Justin Lewinson of Kroll Restructuring Administrations LLC [Docket No. 91];

v.	Affidavit of Service by James Roy of Kroll Restructuring Administration LLC [Docket No. 140];

vi.	Affidavit of Service by Ishrat Khan of Kroll Restructuring Administration LLC [Docket No. 141];

vii.	Affidavit of Service by James Roy of Kroll Restructuring Administration LLC [Docket No. 145];

viii.	Affidavit of Service of Solicitation Materials by James Roy of Kroll Restructuring Administration LLC [Docket No. 147]; and

ix.

Declaration of Craig E. Johnson of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Joint Prepackaged Chapter 11 Plan of Reorganization of View, Inc. and Its Debtor Affiliates [Docket No. 158],

((i) through (x) collectively, the “Confirmation Documents”); and this Court having held a hearing on May 13, 2024, to consider, among other things, approval of the Disclosure Statement and confirmation of the Prepackaged Plan (the “Combined Hearing”); and upon the Confirmation Documents, and the evidence adduced at, and the record of, the Combined Hearing; and upon the record of these Chapter 11 Cases; and after due deliberation:

THIS COURT HEREBY FINDS:3

A. The United States District Court for the District of Delaware has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. § 1334, which was referred to this United States Bankruptcy Court for the District of Delaware (the “Court”) under 28 U.S.C. § 157 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. Venue of these proceeding and the Chapter 11 Cases in this District is proper under 28 U.S.C. §§ 1408 and 1409. This is a core proceeding under 28 U.S.C. § 157(b)(2) and this Court may enter a final order hereon under Article III of the United States Constitution.

[3]

To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such, and to the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. The Disclosure Statement provided Classes 4 and 5 (the “Voting Classes”), the only Classes of Claims or Interests entitled to vote on the Prepackaged Plan, with adequate information to make an informed decision as to whether to vote to accept or reject the Prepackaged Plan in accordance with section 1125(a)(1) of the Bankruptcy Code.

C. The Disclosure Statement (including all exhibits thereto) and the Combined Hearing Notice provided holders of Claims and Interests and other parties in interest with sufficient notice of the release, injunction, and exculpation provisions contained in Article VIII of the Prepackaged Plan, in satisfaction of the requirements of Bankruptcy Rule 3016(c).

D. The Debtors have complied with the Scheduling Order. The Combined Hearing Notice was proper, timely, and adequate in accordance with the Scheduling Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules. No other or further notice is required.

E. Each of the Debtors has met the burden of proving that the Prepackaged Plan satisfies or complies with all applicable provisions of sections 1122, 1123, 1125, 1126, and 1129 of the Bankruptcy Code by a preponderance of the evidence.

F. The principal purpose of the Prepackaged Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933.

G. Each of the Debtors solicited the Prepackaged Plan in good faith and in compliance with applicable provisions of the Bankruptcy Code and Bankruptcy Rules. All affected parties in interest had due and adequate notice and opportunity to participate in the Prepackaged Plan confirmation process and the Combined Hearing. Any modifications to the Prepackaged Plan do not require additional disclosure or re-solicitation of votes.

H. The Debtors, the Released Parties, and the Exculpated Parties have acted in good faith in all aspects with respect to the Prepackaged Plan, including within the meaning of section 1125(e) of the Bankruptcy Code, and the Debtors proposed the Prepackaged Plan in good faith and not by any means forbidden by law. The Prepackaged Plan has been proposed with the legitimate purpose of maximizing the returns available to creditors and other parties in interest. The arm’s-length negotiations between, among others, the Debtors, the Consenting Creditors, the holders of the Prepetition Convertible Notes Claims, the holders of the Prepetition Term Loan Claims, and the holders of certain Existing Equity Interests, provide independent evidence of the good faith in proposing the Prepackaged Plan.

I. With respect to each Debtor, votes to accept or reject the Prepackaged Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code and the Bankruptcy Rules.

J. The holders of Claims in the Voting Classes, the Prepetition Term Loan Claims and Prepetition Convertible Notes Claims, are impaired under the Prepackaged Plan and have voted to accept the Prepackaged Plan in the numbers and amounts required by section 1126(d) of the Bankruptcy Code.

K. The Prepackaged Plan does not discriminate unfairly and is fair and equitable with respect to the Classes that are impaired and are deemed to reject the Prepackaged Plan.

L. The holders of Prepetition Convertible Notes have not received disparate treatment under the Prepackaged Plan or any related or ancillary transactions or agreements, and their treatment is consistent with the terms and conditions under the Prepetition Convertible Notes Documents.

M. The Prepetition Convertible Notes Trustee diligently and in good faith discharged its duties and obligations under the Prepetition Convertible Notes Documents and otherwise conducted itself with the same degree of care and skill that a prudent person would exercise under the circumstances with respect to all matters in any way related to the Prepetition Convertible Notes Documents and related transactions.

N. The disclosures made in the Plan Supplement comply with section 1129(a)(5) of the Plan Supplement to the extent applicable.

O. As set forth below, the releases, injunctions, and exculpations in Article VIII of the Prepackaged Plan are appropriate under applicable law.

a)

Releases by the Debtors. The release set forth in Article VIII.C of the Prepackaged Plan, and each of the related provisions and definitions contained therein, represent a valid exercise of the Debtors’ business judgment and is therefore approved.

b)

Releases by Releasing Parties. The release set forth in Article VIII.D of the Prepackaged Plan, and each of the related provisions and definitions contained therein, is consensual and therefore approved.

c)

Exculpation. The exculpation set forth in Article VIII.E of the Prepackaged Plan, and each of the related provisions and definitions contained therein, meet the standard to which fiduciaries are held as reflected in In re PWS Holding Corp., 228 F.3d 224 (3d Cir. 2000) and is therefore approved.

d)

Injunction. The permanent injunction set forth in Article VIII.F of the Prepackaged Plan, and each of the related provisions and definitions contained therein, serves to effectuate the foregoing release and exculpation provisions and is therefore approved.

P. The form of the ballot (the “Ballot”) provided to and used by the holders of Claims in the Voting Classes to vote on the Prepackaged Plan adequately addressed the particular needs of the Chapter 11 Cases and was appropriate.

Q. The settlements and compromises incorporated in the Prepackaged Plan (including, without limitation, the settlement and compromise of Claims, Interests, and controversies relating to the contractual, legal, equitable, and subordination rights that each creditor or Interest holder may have with respect to any Claim or Interest or any distribution to be made on account of an Allowed Claim or Allowed Interest), and the settlements and compromises set forth in the Restructuring Support Agreement (which are adopted by way of the Prepackaged Plan) are in the best interests of the Debtors, the Estates, the Debtors’ creditors, any Interest holders, and other parties in interest, are both fair and equitable, and are within the range of reasonableness.

R. The Claims and Interests placed in each Class are substantially similar to other Claims and Interests in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Prepackaged Plan, and the Debtors’ classification scheme does not unfairly discriminate between holders of Claims or Interests. Furthermore, the Prepackaged Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class, unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest.

IT IS HEREBY ORDERED THAT:

A. Approval of the Disclosure Statement

1. The Disclosure Statement is approved as having adequate information as contemplated by section 1125(a)(1) of the Bankruptcy Code. All objections or reservations of rights in respect of the Disclosure Statement that have not been withdrawn or resolved before the Combined Hearing are overruled.

B. Confirmation of the Prepackaged Plan

2. The Prepackaged Plan satisfies or complies with all applicable provisions of sections 1122, 1123, 1125, 1126, and 1129 of the Bankruptcy Code and is confirmed pursuant to section 1129 of the Bankruptcy Code. The Debtors and the Reorganized Debtors (as applicable) are authorized to take all actions required to effectuate the Prepackaged Plan and the transactions contemplated therein.

3. All objections to or reservations of rights in respect of the Prepackaged Plan that have not been withdrawn or resolved before the Combined Hearing are overruled.

4. The terms of the Prepackaged Plan, the Plan Supplement, the Restructuring Support Agreement, the Plan Documents (as defined herein), and all the exhibits to all of the foregoing are hereby approved by the Court and are binding. All other relevant and necessary documents executed or to be executed in connection with the transactions contemplated by the Prepackaged Plan shall be effective and binding as of the Effective Date. The failure to specifically include or refer to any particular article, section, or provision of the Prepackaged Plan, the Plan Supplement, the Restructuring Support Agreement, the other Plan Documents (as defined herein), or any related document in this Confirmation Order does not diminish or impair the effectiveness or enforceability of such article, section, or provision.

5. In accordance with Article III of the Prepackaged Plan, all Existing Equity Interests shall be cancelled on the Effective Date, including, without limitation, all shares of common stock of Parent, warrants for the purchase of common stock of Parent, and any restricted stock units of Parent, and the Subordinated Interests, including any of the forgoing that may arise in connection with any of the Debtors’ compensation programs or under any employment agreement. For the avoidance of doubt, any agreement, incentive program or other bonus program of the Debtors that provides for the granting or right to receive equity awards (or any other Existing Equity Interests) is terminated and/or canceled pursuant to the Prepackaged Plan. The New Board may elect to establish a replacement incentive plan in accordance with the New Corporate Governance Documents.

6. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, and subject to the occurrence of the Effective Date, on and after the entry of this Confirmation Order, the provisions of the Prepackaged Plan shall bind every holder of a Claim against or Interest in the Debtors and inure to the benefit of and be binding on such holder’s respective successors and assigns, regardless of whether the Claim or Interest of such holder is impaired under the Prepackaged Plan and whether such holder has accepted the Prepackaged Plan.

7. Except as otherwise set forth in the Prepackaged Plan (including, without limitation, Article III.C and VII of the Prepackaged Plan), Holders of Allowed Claims in Class 1, 2, or 6 of the Prepackaged Plan shall not be subject to any claims-resolution process in the Bankruptcy Court in connection with their Claims. Except as otherwise set forth in the Prepackaged Plan, Holders of Allowed Claims in Class 1, 2, or 6 of the Prepackaged Plan that are not subject to the Disputed Claims process set forth in Article VII of the Prepackaged Plan shall retain all of their rights under applicable non-bankruptcy law to pursue their Allowed Claims against the Debtors or Reorganized Debtors in any forum with jurisdiction over the parties, and all parties shall retain any and all rights, claims, causes of action, defenses, and remedies with respect thereto. Furthermore, from and after the Effective Date, the Reorganized Debtors may satisfy, dispute, settle, or otherwise compromise any such Claims without approval of the Bankruptcy Court.

8. Each of the settlements and compromises incorporated into the Prepackaged Plan, including, without limitation, the settlements and compromises set forth in the Restructuring Support Agreement and as further described in paragraphs 22 through 32 below, which are adopted by way of the Prepackaged Plan, satisfies the requirements of section 1129 of the Bankruptcy Code, and are approved and shall be effective immediately and binding on all parties in interest. The Prepackaged Plan shall be deemed a valid motion to approve the good faith compromise and settlement of such settlements and compromises pursuant to section 1123(b)(3) of the Bankruptcy Code.

9. This Confirmation Order constitutes all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Prepackaged Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts that may be necessary or appropriate for the implementation or consummation of the Prepackaged Plan, the Disclosure Statement, any Plan Document, or the Restructuring Transactions.

10. Subject only to payment of any applicable filing fees under applicable nonbankruptcy law, each federal, state, commonwealth, local, foreign, or other Governmental Unit is authorized and directed to accept for filing and/or recording any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Prepackaged Plan, the Disclosure Statement, any Plan Document, and this Confirmation Order. No such Governmental Unit may require any payment that is the subject of Article IV.P of the Prepackaged Plan in respect of any filing or recording for such purpose.

11. To the maximum extent permitted by section 1145 of the Bankruptcy Code, the issuance of the New Common Interests (including the Tranche C Commitment Equity) to the Class 4 Prepetition Loan Claims and Class 5 Prepetition Convertible Notes Claims, each on account of their Allowed Claims, and the Exit Lenders, on account of their respective commitments under the New Exit Facility issued under the Prepackaged Plan is exempt from registration under applicable securities laws.

12. The amendments and modifications to the Prepackaged Plan since the filing thereof, including as may be reflected in the Prepackaged Plan and this Confirmation Order, are approved in accordance with section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019(a).

13. The assumption of executory contracts and unexpired leases as set forth in Article V of the Prepackaged Plan is approved. As set forth in Article V.A of the Prepackaged Plan, all prepetition executory contracts and unexpired leases not otherwise assumed or rejected shall be assumed by the applicable Reorganized Debtor as of the Effective Date, other than those that are: (a) identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (b) previously expired or terminated pursuant to their own terms; (c) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (d) are the subject of a motion to reject that is pending on the Effective Date; or (e) have an ordered or requested effective date of rejection that is after the Effective Date. Notwithstanding anything to the contrary in the Prepackaged Plan or this Confirmation Order, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contracts and Unexpired Leases Schedule at any time up to forty-five (45) days after the Effective Date, so long as such allocation, amendment, modification, or supplement is consistent with the Restructuring Support Agreement.

14. For the avoidance of doubt, pursuant to Bankruptcy Rule 3020(c)(1), the following provisions in the Prepackaged Plan are hereby approved and will be effective immediately on the Effective Date without further order or action by the Court, any of the parties to such release, or any other entity: (a) the Releases by the Debtors (Article VIII.C); (b) the Releases by Releasing Parties (Article VIII.D); (c) the Exculpation (Article VIII.E); and (d) the Injunction (Article VIII.F).

15. The Debtors and Reorganized Debtors, as applicable, are hereby authorized without further notice to or action, order or approval of the Court to enter into, perform under, and consummate the Restructuring Transactions, including as may be set forth in the Disclosure Statement, any Plan Document or the Restructuring Transactions Memorandum (if applicable), and may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Prepackaged Plan and the Restructuring Support Agreement that are consistent with and pursuant to the terms and conditions of the Prepackaged Plan and the Restructuring Support Agreement (and without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Prepackaged Plan). These actions to implement the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Prepackaged Plan and the Restructuring Support Agreement and that satisfy the applicable requirements of applicable Law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Prepackaged Plan and the Restructuring Support Agreement and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial Law; (4) the issuance of the New Common Interests (including the Tranche C Commitment Equity); (5) the execution and delivery of the New Corporate Governance Documents, and any certificates or articles of incorporation, bylaws, or such applicable formation documents (if any) of each Reorganized Debtor, as applicable (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); and (6) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable Law in connection with the Prepackaged Plan, as applicable (collectively, the “Plan Documents”), in each case that are contemplated to be executed and/or delivered, as applicable, on the Effective Date. All such documents are approved, incorporated in the Prepackaged Plan and this Confirmation Order by reference, and shall become effective in accordance with their terms and the Prepackaged Plan. Confirmation of the Prepackaged Plan shall be deemed approval of all obligations to be incurred and fees paid or to be paid by the Debtors or the Reorganized Debtors in connection with the Plan Documents. All Holders of Claims and Interests receiving distributions pursuant to the Prepackaged Plan and all other necessary parties in interest, including any and all agents thereof, shall prepare, execute, and deliver any agreements or documents, including any subscription agreements, and take any other actions as the Debtors and the Required Consenting Creditors may jointly determine are necessary or advisable.

16. On the Effective Date, the Reorganized Debtors shall enter into the Plan Documents (to the extent such Plan Documents have not already been executed) and the Plan Documents shall, subject to the satisfaction of the conditions thereof, constitute legal, valid, binding, and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in accordance with their respective terms, and such obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable law, the Prepackaged Plan, or this Confirmation Order or on account of the confirmation or consummation of the Prepackaged Plan.

17. On the Effective Date, all of the Liens and security interests to be granted on the Effective Date in accordance with the Plan Documents shall, as applicable, (a) be legal, binding, enforceable, and automatically perfected Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Plan Documents, as applicable, without (i) further approval of the Court, (ii) any approvals, consents or waivers of any other party, or (iii) further corporate, limited liability company or similar action or approval, as applicable, by any Debtor or Reorganized Debtor; (b) be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Plan Documents, as applicable, without the necessity of filing or recording any financing statement, assignment, pledge, notice of lien or any similar document or instrument or taking any other action; and (c) not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The guarantees, pledges, liens, and other security interests granted to secure the obligations arising under the Plan Documents, as applicable, have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value, shall be deemed to not constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or fraudulent transfers under the Bankruptcy Code or any applicable non-bankruptcy law.

18. Except as otherwise provided in the Prepackaged Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Prepackaged Plan, including the Plan Documents, on the Effective Date and concurrently with the applicable distributions made pursuant to the Prepackaged Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. All Holders of Claims are directed to cooperate with the Debtors or the Reorganized Debtors, as the case may be, in implementing this paragraph and any administrative details relating thereto.

19. The Debtors shall cause to be served a notice of the entry of this Confirmation Order and occurrence of the Effective Date (the “Notice of Effective Date”) upon (a) all parties listed in the creditor matrix maintained by Kroll Restructuring Administration LLC, and (b) such additional persons and entities as deemed appropriate by the Reorganized Debtors, no later than five (5) Business Days after the Effective Date.

C. Professional Fee Claims

20. All Professional Persons seeking approval by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code shall file, on or before the date that is thirty (30) calendar days after the

Effective Date, their respective applications (collectively, the “Final Fee Applications”) for final allowances of compensation for services rendered, and reimbursement of expenses incurred between the Petition Date and the Confirmation Date and serve such applications upon the following parties (collectively, the “Notice Parties”): (a) counsel for the Debtors, Cole Schotz P.C., (i) 500 Delaware Avenue, Suite 1410, Wilmington, Delaware 19801, Attn: Patrick J. Reilley (preilley@coleschotz.com) and Stacy L. Newman (snewman@coleschotz.com), (ii) Court Plaza North, 25 Main Street, Hackensack, NJ 07601, Attn: Michael D. Sirota (msirota@coleschotz.com), David M. Bass (dbass@coleschotz.com) and Daniel J. Harris (dharris@coleschotz.com); (b) counsel to the Required Consenting Creditors, (i) Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attn: Stephen E. Hessler (Shessller@sidley.com), Jason L. Hufendick (Jhufendick@sidley.com) and Margaret R. Alden (malden@sidley.com), (ii) Gibson, Dunn & Crutcher, LLP, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036, Attn: Matthew J. Williams (Mwilliams@gibsondunn.com) and AnnElyse S. Gains (Agains@gibsondunn.com), and (iii) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, DE 19801, Attn: Andrew L. Magaziner (amagaziner@ycst.com); (c) the United States Trustee for the District of Delaware, 844 King Street, Suite 2207, Wilmington, Delaware 19801, Attn: Richard Schepacarter (Richard.Schepacarter@usdoj.gov); (d) counsel to any statutory committee appointed in the Chapter 11 Cases; and (e) to the extent not listed herein, those parties requesting notice pursuant to rule 2002 of the Bankruptcy Rules. Any objection to any Final Fee Application must be filed with this Court and served upon the applicable Professional Person and the other Notice Parties, so as to be actually received no later than 4:00 p.m. (prevailing Eastern Time) on the date that is twenty-one (21) calendar days after the filing of the applicable Final Fee Application.

E. Securities and Exchange Commission

21. Notwithstanding any language to the contrary in the Disclosure Statement, Prepackaged Plan and/or Confirmation Order, no provision shall (i) preclude the United States Securities and Exchange Commission (“SEC”) from enforcing its police or regulatory powers; or, (ii) enjoin, limit, impair, or delay the SEC from commencing or continuing any claims, causes of action, proceeding (other than any derivative claim, action or proceeding of or released by the Debtors) or investigations against any non-debtor person or non-debtor entity in any forum; provided, however, that the foregoing shall in no way limit the exculpations and protections provided for under section 1125(e) of the Bankruptcy Code or set forth in Article VIII.E of the Prepackaged Plan.

F. Chubb Companies

22. Notwithstanding anything to the contrary in the Disclosure Statement, the Prepackaged Plan, the Plan Supplement, the Confirmation Order, the Restructuring Support Agreement, the Definitive Documents, the DIP Orders or any other order or agreement related to post-petition or exit financing, any bar date notice, any claim objection, any notice related to Executory Contracts and/or of any Cure amount or Cure Claim, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases), and as a supplement to Articles V.E and VI.K of the Prepackaged Plan: (a) on the Effective Date, the Reorganized Debtors shall be deemed to have assumed in their entirety, pursuant to sections 105 and 365 of the Bankruptcy Code, all insurance policies issued by ACE American Insurance Company, Westchester Fire Insurance Company, Federal Insurance Company and/or any of their respective U.S.-based affiliates and predecessors (collectively, the “Chubb Companies”) to, or that provide coverage to, any of the Debtors (or any of their predecessors) at any time and all agreements, documents, and instruments relating thereto (collectively, the “Chubb Insurance Contracts”), all of which Chubb Insurance Contracts shall continue unaltered and in full force and effect; (b) nothing alters, modifies, releases, impairs, prejudices, amends or otherwise affects the legal, equitable, or contractual rights, obligations, and defenses of the Chubb Companies, the Debtors (or after the Effective Date, the Reorganized Debtors), or any other individual or entity, as applicable, under any of the Chubb Insurance Contracts, and any such rights and obligations shall be determined in accordance with the terms and conditions of the Chubb Insurance Contracts and applicable non-bankruptcy law; (c) on and after the Effective Date, the Reorganized Debtors shall be and remain liable in full for all of their and the Debtors’ duties and obligations (including without limitation all retentions) under the Chubb Insurance Contracts, regardless of whether such obligations arise before or after the Effective Date, and shall pay such obligations in full in the ordinary course of business; (d) for the avoidance of doubt, the Chubb Companies shall not need to nor be required to file or serve a Cure objection, any notice of recoupment, or a request, application, claim, Proof of Claim, or motion for payment or allowance of any Administrative Claim and shall not be subject to any claims bar date or similar deadline governing Cure amounts or Claims; and (e) the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article VIII.F of the Prepackaged Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against any of the Chubb Companies under applicable non-bankruptcy law to proceed with their claims; (II) the Chubb Companies to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any of the Chubb Companies under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII.F of the Prepackaged Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (III) the Chubb Companies to at any time cancel any Chubb Insurance Contracts and take other actions relating to the Chubb Insurance Contracts (including effectuating a setoff and/or asserting any recoupment or subrogation rights or claims).

G. ASIC and Liberty Surety Bonds

23. Prior to the Petition Date, in the ordinary course of business, Atlantic Specialty Insurance Company (“ASIC”) and Liberty Mutual Insurance Company (“Liberty”) (ASIC and Liberty each, a “Surety” and collectively, “Sureties”) issued surety bonds on behalf of certain of the Debtors (collectively, the “Surety Bonds” and each, individually, a “Surety Bond”). Prior to the Petition Date, in the ordinary course of their business, certain of the Debtors (collectively, the “Indemnitors”) executed certain indemnity agreements and/or related agreements, including, without limitation, agreements regarding collateral, with each Surety (collectively, the “Surety Bond Agreements” and, each, a “Surety Bond Agreement”).

24. Treatment of Surety Bond Agreements. Notwithstanding any other provisions of the Prepackaged Plan and the Confirmation Order on the Effective Date, any rights, claims and obligations, including, without limitation, trust and/or subrogation rights, arising under (i) the Surety Bonds; (ii) the contracts that are subjects of the Surety Bonds (the “Bonded Contracts”); (iii) the Surety Bond Agreements, and (iv) any collateral of a Surety under a Surety Bond Agreement (the “Surety Collateral”) shall be deemed assumed, reaffirmed and ratified and vested and performed by the applicable Reorganized Debtors, shall survive and continue in full force and effect, and the rights, claims and obligations thereunder, including, without limitation, trust and/or subrogation rights and rights in any Surety Collateral, shall not be altered, modified, discharged, enjoined, impaired or released under the Prepackaged Plan and/or by entry of the Confirmation Order. For the avoidance of doubt, nothing in the Prepackaged Plan or Confirmation Order shall bar, alter, limit, impair, release, modify or enjoin any rights, claims, and obligations, including, without limitation, trust and/or subrogation rights in respect of the Surety Bonds and/or the Surety Bond Agreements, with respect to any claim by third parties and/or a Surety’s rights under the Surety Bond Agreements or applicable law. Article VI.K.1 of the Prepackaged Plan shall not apply to any Claim to which a Surety may be subrogated pursuant to the Surety Bonds. Without the requirement of any action by the Surety, the Surety is deemed to have opted out of the third-party release provisions of the Prepackaged Plan. For the avoidance of doubt, the Surety is not a Releasing Party under the Prepackaged Plan. Solely to the extent any of the Surety Bond Agreements are deemed to be one or more executory contracts any such agreements are deemed assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code effective as of the Effective Date with the consent of the Surety. If on and after the Effective Date any one of the Surety Bond Agreements cease to be in effect solely as a result of a determination by a court of competent jurisdiction that such agreements are non-assumable under applicable bankruptcy law, any such Surety Bond Agreements shall be deemed reinstated or ratified on the terms of such Surety Bond Agreement that existed immediately prior to the Effective Date and the Reorganized will execute such documents as may be necessary to effect the reinstatement of such Surety Bond Agreement on such terms that existed immediately prior to the Effective Date. The entry of this Confirmation Order shall not impair the Surety’s rights against any non-Debtor, or any non-Debtor’s rights against the Surety, including under any Surety Bond Agreement. The rights and claims of the Surety are unimpaired in accordance with section 1124(1) of the Bankruptcy Code. Notwithstanding any other provision of the Prepackaged Plan or the Confirmation Order, any Surety Collateral shall remain in place to secure any obligations under any Surety Bond Agreements in accordance with the terms of such agreements.

H. Delaware Class Action Plaintiffs

25. Prior to the Petition Date, Mariano Siseles and Zalmon Uvaydov (the “Delaware Class Action Plaintiffs”) filed a class action complaint against CF Finance Holdings II LLC and certain affiliates of Cantor Fitzgerald L.P. (collectively, all of the defendants in the proceeding, the “Delaware Class Action Defendants”) in the Court of Chancery of the State of Delaware, Case No. 2023-1152-JTL (the “Delaware Class Action”). Notwithstanding anything to the contrary in the Prepackaged Plan or this Confirmation Order, any claims or causes of action arising from the Delaware Class Action (or claims or causes of action that the Delaware Class Action Plaintiffs could have brought in connection with the Delaware Class Action for themselves and/or on behalf of the putative class of shareholders that they seek to represent in the Delaware Class Action) against the Delaware Class Action Defendants shall be fully and finally released, enjoined, and discharged pursuant to Article VIII of the Prepackaged Plan and the Delaware Class Action Plaintiffs shall not be entitled to any recovery from the Delaware Class Action Defendants, or the Released Parties or any of their Related Parties; provided, however, that, notwithstanding that the Delaware Class Action Plaintiffs are Releasing Parties under the Prepackaged Plan, such release, injunction, and discharge of any claims or causes of action arising in the Delaware Class Action against the Delaware Class Action Defendants by the Delaware Class Action Plaintiffs (for themselves and on behalf of the putative class of shareholders that they seek to represent in the

Delaware Class Action) will not have the effect of prohibiting the continuation of the Delaware Class Action against the Delaware Class Action Defendants up to and through the entry of a judgment or settlement in the Delaware Class Action against the Delaware Class Action Defendants, provided further, however, that the entry of a judgment or settlement in the Delaware Class Action against the Delaware Class Action Defendants, shall be for the sole purpose of (and limited to) seeking and obtaining a recovery up to the amount of proceeds, if any, actually received under any available and applicable insurance policies of the Debtors4 (including, for the avoidance of doubt, any defense costs, professional fees, or other disbursements payable from insurance). For the avoidance of doubt, the foregoing subparagraph shall not limit the availability of coverage under any applicable insurance policies of the Debtors and the Debtors will use commercially reasonable efforts to maintain the availability of such insurance (provided, however, that under no circumstance shall the Reorganized Debtors or the Delaware Class Action Defendants be required to incur out-of-pocket costs or expenses to fulfill such obligation); provided, however, that in the event coverage under any available and applicable insurance policies is denied, to the fullest extent permitted by law, the Reorganized Debtors shall assign any claims for coverage or other rights of recovery they may have against its applicable insurance carrier to the Delaware Class Action Plaintiffs. Except as modified herein, the Delaware Class Action Plaintiffs and each of the Delaware Class Action Defendants shall retain all of their available rights, claims, and defenses

[4]

For the avoidance of doubt, the applicable insurance policies, including the policy number and insurance carrier, are: (i) 4325400 (Ironshore Specialty Insurance Company); (ii) G71786663 001 (Westchester Fire Insurance Company); (iii) P-001-000312824-01 (AXIS Insurance Company); (iv) V2A68A200101 (Beazley Insurance Company, Inc.); (v) U70371200ASP (StarStone Specialty Insurance Company); (vi) DOP30001931000 (Endurance American Insurance Company); (vii) CL 80 20 03 04 (XL Specialty Insurance Company); (viii) 8261-5433 (Federal Insurance Company); (ix) V2E317210101 (Beazley Insurance Company, Inc.); (x) SC5EX00573-211 (Everest National Insurance Company); (xi) DOX1000352-00 (Arch Specialty Insurance Company); (xii) ELU173694-21 (XL Specialty Insurance Company); and (xiii) DO6NAB7VNF001 (Ironshore Specialty Insurance Company).

available under applicable law in connection with the Delaware Class Action. For the avoidance of doubt, other than as set forth in this paragraph 25, no Entity (including the Delaware Class Action Plaintiffs or any other beneficiary of the Delaware Class Action) shall commence an action or otherwise seek payment of a claim against the Delaware Class Action Defendants, Released Parties, or Related Parties based on any of the facts and circumstances giving rise to the Delaware Class Action. Nothing in the Prepackaged Plan or this Confirmation Order limits, expands, or affects any obligations under applicable law of the Debtors or the Delaware Class Action Defendants to preserve the Delaware Class Action Defendants’ books, records, documents, files, electronic data (in whatever format, including native format), or any tangible object potentially relevant to the Delaware Class Action.

I. The United States

26. Notwithstanding any provision in the Prepackaged Plan, the Plan Supplement, the Definitive Documents, this Confirmation Order or other related Plan Documents: Nothing discharges or releases the Debtors, the Reorganized Debtors, or any non-debtor from any right, claim, liability, defense or Cause of Action of the United States or the States of California or Mississippi or impairs the ability of the United States or the States of California or Mississippi to pursue any right, claim, liability, defense, or Cause of Action against any Debtor, Reorganized Debtor or non-debtor. Contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests of or with the United States or the States of California or Mississippi shall be, subject to any applicable legal or equitable rights or defenses of the Debtors, Reorganized Debtors, or non-debtors under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtors’ bankruptcy cases were never filed and the Debtors, Reorganized Debtors, and non-debtors shall comply with all applicable non-bankruptcy law. All rights, claims, liabilities, defenses or Causes of Action, of or to the United States or the States of California or Mississippi shall survive the Chapter 11 Cases as if they had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, claims, liabilities, defenses or Causes of Action would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, that nothing in the Prepackaged Plan, the Plan Supplement, the Definitive Documents, this Confirmation Order or other related Plan Documents shall alter any legal or equitable rights or defenses of the Debtors, the Reorganized Debtors, or non-debtors under non-bankruptcy law with respect to any such claim, liability, or Cause of Action. Without limiting the foregoing, for the avoidance of doubt, nothing shall: (i) require the United States or the States of California or Mississippi to file any proofs of claim or administrative expense claims in the Chapter 11 Cases for any right, claim, liability, defense, or Cause of Action; (ii) affect or impair the exercise of the United States’ or the States of California or Mississippi’s police and regulatory powers against the Debtors, the Reorganized Debtors or any non-debtor; (iii) be interpreted to set cure amounts or to require the United States or any State to novate or otherwise consent to the transfer of any federal or state contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests; (iv) affect or impair the United States’ or the States of California or Mississippi’s rights and defenses of setoff and recoupment, or ability to assert setoff or recoupment against the Debtors, the Reorganized Debtors, or non-debtors and such rights and defenses are expressly preserved; (v) constitute an approval or consent by the United States or any State without compliance with all applicable legal requirements and approvals under non-bankruptcy law, or (vi) relieve any party from compliance with all licenses and permits issued by governmental units in accordance with non-bankruptcy law.

J. QPP LLC

27. For the avoidance of doubt, the Master Purchase Order Agreement dated February 4, 2019 executed by View, Inc., for manufacture and supply materials with respect to the Queens Plaza Residential Tower, a/k/a Queens Plaza Park sometimes referred to as “Sven” (the “Building”), along with the written warranty in connection therewith provided by View, Inc., for the benefit of QPP LLC c/o The Durst Organization Inc. (“QPP”) (the Master Purchase Order Agreement together with the warranty, collectively, the “Agreement”) is an assumed Executory Contract under Article V.A of the Prepackaged Plan. QPP asserts that it is entitled to a cure payment of $340,000 (such amount, the “QPP Asserted Cure Amount”) in connection with the assumption of the Agreement for defects in certain insulating glass units. QPP reserves its rights regarding additional amounts that may be owed to it to the extent any additional defects are discovered, and the Debtors and/or Reorganized Debtors reserve their rights to oppose any additional amounts. Notwithstanding anything herein or the Prepackaged Plan to the contrary, the Debtors and/or Reorganized Debtors and QPP agree that the Reorganized Debtors shall have forty-five (45) days following the Effective Date to file an objection to the QPP Asserted Cure Amount (or, in the case of any additional amounts asserted by QPP, forty-five (45) days following such assertion by QPP), which deadline may be extended by agreement of the parties.

K. Jefferson Fields, LLC

28. Creditor Jefferson Fields, LLC (“Jefferson Fields”) asserts that it holds a bifurcated claim against the Debtors following the rejection of its real property lease effective as of the Petition Date (such claim, collectively and together with all other claims asserted by Jefferson Fields against the Debtors, the “Jefferson Claim”). The Jefferson Claim will be subject to the limitations pursuant to and as limited by 11 U.S.C. § 502(b)(6). Jefferson Fields argues that $636,865.68 of the Jefferson Claim is secured based on a pre-petition pre-judgment attachment lien with funds (the “Collateral Funds”) currently held in the custody of the Santa Clara County Sheriff (“Sheriff”) in connection with the pre-petition civil matter styled as Jefferson Fields, LLC v. View, Inc., Case No. 23CV421509 now pending in the Santa Clara County Superior Court. Jefferson Fields asserts that it is a Holder of a Class 1 Other Secured Claim under the Prepackaged Plan. Jefferson Fields further argues that any Allowed Claim amount in favor of Jefferson Fields in excess of the Collateral Funds should be treated as a Class 6 General Unsecured Claim under the Prepackaged Plan.

29. Notwithstanding anything herein or the Prepackaged Plan to the contrary, the Debtors and/or Reorganized Debtors and Jefferson Fields agree that, following the filing of a proof of claim by Jefferson Fields, the Reorganized Debtors shall have forty-five (45) days following the later of (i) the filing of the proof of claim and (ii) the Effective Date of the Prepackaged Plan to file an objection to Jefferson Fields’s proof of claim with the Bankruptcy Court. If (a) the Reorganized Debtors do not object to the proof of claim of Jefferson Fields within such time then the Claim shall be deemed Allowed, or (b) the Reorganized Debtors agree that to the extent of the Collateral Funds, the Allowed Claim should be treated as a Class 1 Other Secured Claim under the Prepackaged Plan, with any Allowed Claim in excess of the Collateral Funds treated as a Class 6 General Unsecured Claim under the Prepackaged Plan, or (c) any objection to the proof of claim is overruled or the total of the Allowed Claim is for an amount equal to or in excess of the Collateral Funds, then the Reorganized Debtors shall cooperate with counsel for Jefferson Fields to promptly execute a stipulation and proposed form of order to be filed and entered by the Santa Clara County

Superior Court approving the release of the Collateral Funds in the asserted amount by the Sheriff to Jefferson Fields (or to counsel for Jefferson Fields if so directed); provided that any Collateral Funds so released shall reduce dollar-for-dollar the amount of the Jefferson Claim. All other rights of the Debtors, Reorganized Debtors, and Jefferson Fields as modified by the Prepackaged Plan are otherwise retained by the respective parties.

L. Mehedi Action Plaintiffs

30. Notwithstanding anything to the contrary in the Prepackaged Plan, the Disclosure Statement, the Solicitation Procedures Order, this Confirmation Order, the Plan Supplement, the Definitive Documents, or any other related Plan Document, nothing in any of such documents (including, for the avoidance of doubt, Article VIII.C, Article VIII.D, and Article VIII.F of the Prepackaged Plan), shall be construed to release, enjoin, discharge, or settle (a) any action by the Mehedi Action Plaintiffs, or (b) any claim, interest, or cause of action asserted by the Mehedi Action Plaintiffs, in each of the foregoing cases (a) and (b), solely to the extent asserted against any non-Debtor defendant (or Debtor View, Inc., limited to and solely to the extent of available insurance) in the Mehedi Action.

M. Vidul Prakash

31. Notwithstanding anything to the contrary in the Plan Documents or this Confirmation Order, on the Effective Date, that certain Offer Letter dated February 22, 2019, by and between View, Inc. and Mr. Vidul Prakash (the “Prakash Offer Letter”); the Employment Agreement dated March 18, 2019 by and between View, Inc. and Mr. Prakash (the “Prakash Employment Agreement”); that certain At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Prakash Confidentiality Agreement”) and any other Executory Contract listed on the Debtors’ Schedule of Rejected Contracts, and collectively with the Prakash Offer Letter, the Prakash Employment Agreement, and the Prakash Confidentiality Agreement, the “Prakash Agreements”) shall be deemed rejected in accordance with sections 365 and 1123 of the Bankruptcy Code to the extent that the Prakash Agreements have not already terminated in accordance with their terms; provided that notwithstanding anything in the Plan Documents or this Confirmation Order to the contrary, Mr. Prakash may timely file a proof of Claim arising from the rejection of the Prakash Agreements (the “Prakash Rejection Claims”) at any time up to the later of forty-five (45) days from the later of (i) the Effective Date, (ii) the addition of any Prakash Agreement to the Schedule or Rejected Contracts, or (iii) the entry of Final Orders with respect to the disposition as to Mr. Prakash of those certain proceedings titled Mehedi et al. v. View, Inc. et al., N.D. Cal. Case No. 21-cv-06374, Securities and Exchange Commission v. Prakash, N.D. Cal. Case No. 3:23-cv-03300, In re View, Inc. Derivative Litigation, C.A. No. 21-1719, and Roberts v. Mulpuri, et al. (No. 5:23-cv-02248, N.D. Cal.) (collectively, the “Actions”). Subject to the following paragraph, the Prakash Rejection Claims shall not be expunged solely by operation of Article VII of the Prepackaged Plan.

32. For the avoidance of doubt, any Claims of Mr. Prakash arising under any indemnification obligation of the Debtors that is being assumed pursuant to Article IV.R. of the Prepackaged Plan (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, engagement letters, or otherwise) (collectively, the “Prakash Indemnity Claims”), including based on fees and expenses of Morrison & Foerster LLP, Nassiri & Jung LLP, Covington & Burling LLP, Alioto Legal, incurred in connection with his role as a former officer of the Debtors, regardless of whether such amounts accrued prepetition, postpetition, or following the Effective Date, shall not be discharged, impaired, released, or enjoined by virtue of this Order or the Prepackaged Plan; provided however that with respect to both the Prakash Rejection Claims and the Prakash Indemnity Claims, the Debtors and/or Reorganized Debtors reserve all rights under section 502(e)(1)(B) of the Bankruptcy Code, to the extent applicable, and any other applicable bankruptcy and non-bankruptcy law that may provide for the disallowance of any Prakash Rejection Claim and the Prakash Indemnity Claim or provide that the Debtors or Reorganized Debtors do not have any liability on account of the Prakash Rejection Claim and the Prakash Indemnity Claim; provided further that nothing herein shall prejudice or limit the right of any party in interest, including without limitation, any of the Debtors or the Reorganized Debtors, to challenge or defend the reasonableness of any Prakash Rejection Claim and the Prakash Indemnity Claim to the extent permitted by contract or applicable law and/or assert any other rights and claims that such party in interest may have with respect to the Prakash Rejection Claim and the Prakash Indemnity Claim. Mr. Prakash, the Debtors, and the Reorganized Debtors shall retain all rights, claims, causes of action, defenses, and remedies with respect to the Prakash Rejection Claim and the Prakash Indemnity Claim.

N. Miscellaneous

33. The Challenge Period (as defined in the Final DIP Order) termination date shall be deemed to have occurred effective upon entry of this Confirmation Order.

34. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 6006(d), and 7062, the terms and conditions of this Confirmation Order will be effective and enforceable immediately upon its entry and shall not be stayed. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof. The Prepackaged Plan shall be deemed a valid motion to approve the foregoing.

35. Except as otherwise provided in the Prepackaged Plan and Plan Documents, all property of the Estates of the Debtors, and any property acquired by the Debtors or Reorganized Debtors under the Prepackaged Plan, will vest in the Reorganized Debtors as of the Effective Date, free and clear of all Claims, liens, charges, other encumbrances, Interests, and other interests.

36. The Debtors are authorized to consummate the Prepackaged Plan at any time after the entry of this Confirmation Order, subject to the satisfaction or waiver of the conditions precedent to the Effective Date, and all parties in interest shall be entitled to rely upon this Confirmation Order in taking any actions or performing any obligations to consummate the Prepackaged Plan. Upon consummation of the transactions contemplated by the Prepackaged Plan, the Debtors shall continue without dissolution.

37. The failure to include specifically any particular provision of the Prepackaged Plan in this Confirmation Order will not diminish the effectiveness of such provision nor constitute a waiver thereof, it being the intent that the Prepackaged Plan is confirmed in its entirety.

38. The provisions of the Prepackaged Plan and this Confirmation Order, including any findings of fact and conclusions of law set forth in this Confirmation Order, are non-severable and mutually dependent.

39. Except as otherwise may be provided in the Prepackaged Plan or herein, notice of all subsequent pleadings in these cases after the Effective Date shall be limited to: (i) the Notice Parties; (ii) any party known to be directly affected by the relief sought; and (iii) any party entitled to service as a matter of due process.

40. This Court shall retain jurisdiction with respect to all matters arising from or related to the implementation of this Confirmation Order and all matters arising in and under, and related to, these Chapter 11 Cases, as set forth in Article XI of the Prepackaged Plan, or pursuant to section 1142 of the Bankruptcy Code.

Exhibit A

Prepackaged Plan